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                                                              EXHIBIT 23.3

                 CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Salt Holdings Corporation of our report dated April 7, 2003 relating to the financial statements and financial statement schedule of Salt Holdings Corporation, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" and in such Registration Statement.

PricewaterhouseCoopers LLP
Kansas City, Missouri
April 16, 2003